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                                                                   EXHIBIT 10.12



                                   SYLVAN INC.
                             1990 STOCK OPTION PLAN
                      AMENDED AND RESTATED FEBRUARY 10,1999
                             AMENDED APRIL 29, 1999


SECTION 1. Establishment. There is hereby established the Sylvan Inc. 1990 Stock Option Plan, pursuant to which employees and any other persons who perform substantial services for or on behalf of Sylvan Inc. (the "Company"), its subsidiaries and certain other entities may be granted options to purchase shares of common stock of the Company, par value $.001 per share, and thereby share in the future growth of the business. The subsidiaries of the Company included in this Plan (the Subsidiaries) shall be any subsidiary of the Company as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 2. Status of Options. The options that may be granted pursuant to this Plan will constitute either incentive stock options within the meaning of
Section 422 of the Code, or options that are not incentive stock options. Incentive Stock Options and Nonincentive Stock Options shall be collectively referred to herein as "options."

SECTION 3. Eligibility. All employees of the Company or the Subsidiaries who are employed at the time of the adoption of this Plan or thereafter, and any other persons who perform substantial services for or on behalf of the Company, affiliates or any entity in which the Company has an interest (collectively, the Grantees) shall be eligible to be granted Nonincentive Stock Options to purchase shares of common stock under this Plan. All employees of the Company or the Subsidiaries who are employed at the time of adoption of this Plan or thereafter shall be eligible to be granted Incentive stock options under this Plan. Notwithstanding the foregoing, any director who is not an employee of the Company or a Subsidiary of the Company shall be ineligible to receive options under this Plan.

SECTION 4. Number of Shares Covered by Options; No Preemptive Rights. The total number of shares of common stock which may be issued and sold pursuant to options granted under this Plan shall be 1,700,000 (or the number and kind of shares of stock or other securities which, in accordance with Section 9 of this Plan, shall be substituted for such shares of common stock or to which said shares shall be adjusted. Hereinafter, all references to shares of common stock are deemed to be references to said substituted shares or shares so adjusted.) The maximum aggregate number of shares of common stock that shall be available for the grant of stock options to any one individual under the Plan during any calendar year shall be limited to 50,000 shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code. If any outstanding option granted under this Plan expires or is terminated, for any reason, the shares of common stock subject to the unexercised portion of the option will again be available for options issued under this Plan.

SECTION 5.  Administration.

      (a) This Plan shall be administered by the committee (the "Committee") referred to in paragraph (b) of this Section 5. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements (which need not be identical); to determine the Grantees to whom, and the times and prices at which, options shall be


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           granted; to determine the option periods, the number of shares of common stock to be subject to each option and whether each option shall be an Incentive Stock Option or a Nonincentive Stock Option; and to make all other determinations necessary or advisable for the administration of the Plan. Each option shall be clearly identified at the time of grant as to its status. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Grantees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its discretion, shall deem relevant. Nothing contained in this Plan shall be deemed to give any Grantee the right to be granted an option to purchase shares of common stock except to the extent and upon such terms and conditions as may be determined by the Committee. The Committee's determination on all of the matters referred to in this Section 5 shall be conclusive.

      (b) The Committee shall consist of not less than two members of the Board who (1) are nonemployee directors and otherwise meet the "disinterested administration" rules of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) are "outside directors" under Section 162(m)(4)(c) of the Code, or any successor provision. The Committee shall be appointed by the Board, which may at any time, and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of such quorum. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

      (c) The Committee may at its election provide in any option agreement covering the grant of options under this Plan that, upon the exercise of such options, the Company will loan to the holder thereof such amount as shall equal the purchase price of the shares of common stock issuable upon such exercise. Such loan shall be on terms and conditions deemed appropriate by the Committee, except that any loan made with respect to an Incentive Stock Option shall bear interest at a rate such that no portion of the principal amount of the loan shall be treated as unstated or imputed interest or result in original issue discount under Treasury Regulationss.1.421-7(e) and Sections 483 or 1272-1275 of the Code, or under corresponding provisions of any future Internal Revenue laws or regulations.

      (d) Notwithstanding any provisions hereof to the contrary, the Committee shall have sole and exclusive authority with respect to the grant of options to employee directors.

      (e) The Committee may at its election provide in any option agreement covering the grant of options under this Plan that, upon the exercise of such options, the person exercising such options may require the Company to withhold from the number of shares or other securities to which such person would otherwise be entitled upon exercise of such options a number of shares or other securities with an aggregate fair market value (as determined in accordance with Section 6(h) below) equal to the amount of any withholding taxes payable as a result of such exercise.

      (f) The Committee may at its election provide in any option agreement covering the grant of options under this Plan that upon a "Change of Control" of the Company, as defined below, all of the options covered thereby shall become immediately exercisable.




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           For purposes of this Section 5(f), the following terms shall have the following meanings:

           (1) The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act.

           (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

           (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock to elect directors by a separate class vote).

           (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary), whether or not such offer is approved or opposed by the Board.

           (5) "Change of Control" shall mean the date upon which any of the following events occurs:

               (i) The Company acquires actual knowledge that any Person other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 25% or more of the Voting Power of the Company;

               (ii) A Tender Offer is made to acquire securities of the Company entitling the holders thereof to 25% or more of the Voting Power of the Company;

               (iii) A solicitation subject to Rule 14a-11 under the 1934 Act
                     (or any successor rule) relating to the election or removal of 50% or more of the members of any class of the Board shall be made by any person other than the Company; or

               (iv) The shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (a) in the case of a merger or consolidation, the surviving or resulting corporation, (b) in the case of a share exchange, the acquiring corporation or (c) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction;





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                     provided, however, that (i) if securities beneficially
                     owned by a Grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 5(f)(5)(i), (ii) a Grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 5(f)(5)(ii), or (iii) if a Grantee is a "participant" as defined in 14a-11 under the 1934 Act (or any successor rule) in a solicitation (other than a solicitation by the Company) referred to in paragraph 5(f)(5)(iii), then no Change of Control with respect to such Grantee shall be deemed to have occurred by reason of such event.

SECTION 6. Terms of Incentive Stock Options. Each Incentive Stock Option granted under this Plan shall be evidenced by an Incentive Stock Option agreement which shall be executed by the Company and by the person to whom such Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

      (a) The price at which shares of common stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than one hundred percent (100%) of the fair market value of such shares on the date of grant, except as provided in
            Section 6(e).

      (b) The option price of the shares to be purchased pursuant to each Incentive Stock Option shall be paid in full in cash, or by delivery (i.e., surrender) of shares of common stock of the Company then owned by the Grantee, at the time of the exercise of the Incentive Stock Option. Shares of common stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for the purchase price of Incentive Stock Options as set forth in paragraph (h) of this Section 6.

      (c) Each Incentive Stock Option agreement shall provide that such Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period specified in the Incentive Stock Option agreement which does not exceed ten years after the date on which the Incentive Stock Option is granted or such shorter period specified in Section 6(e) (hereinafter called the "Incentive Stock Option Period"); and, in any event, only during the continuance of the employee's employment by the Company or the Subsidiaries during the period of three months (or twelve months if the employee is disabled within the meaning of Section 422(c)(6) of the Code or any successor provision) after the termination of such employment to the extent that the right to exercise such Incentive Stock Option had accrued at the date of such termination; provided, however, that if Incentive Stock Options as to 100 or more shares are held by a Grantee, then such Incentive Stock Options may not be exercised for less than 100 shares at any one time, and if Incentive Stock Options for less than 100 shares are held by a Grantee, then Incentive Stock Options for all such shares must be exercised at one time; and provided, further, that, if the Grantee, while still employed by the Company or the Subsidiaries, shall die within the Incentive Stock Option Period, the Incentive Stock Option may be exercised, to the extent specified in the Incentive Stock Option Agreement, and as herein provided, but only prior to the first to occur of: (1) the expiration of the period of one year after the date of the Grantee's death, or (2) the expiration of the Incentive Stock Option Period, by the person or persons entitled to do so under the Grantee's will, or, if the Grantee shall fail to make testamentary disposition of said Incentive Stock Option, or shall die intestate, by the Grantee's legal representative or representatives.





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      (d)   Each Incentive Stock Option granted under this Plan shall by its terms be nontransferable by the Grantee except by will or by the laws of descent and distribution, and each Incentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

      (e) Notwithstanding the foregoing, if an Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of common stock covered by such Incentive Stock Option may be purchased pursuant to such Incentive Stock Option shall not be less than 110% of the fair market value (determined as in paragraph (h) of this Section) of the shares of common stock at the time the Incentive Stock Option is granted, and such Incentive Stock Option Period during which such Incentive Stock Option must be exercised may not exceed five years after the date on which such Incentive Stock Option is granted.

      (f) The Incentive Stock Option agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, including, without limitation, provisions (1) requiring the giving of satisfactory assurances by the Grantee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (2) restricting the transferability of such shares during a specified period, and (3) requiring the resale of such shares to the Company at the Option price if the employment of the employee terminates prior to a specified time. In addition, the Committee, in its discretion, may afford to holders of Incentive Stock Options granted under this Plan the right to require the Company to cause to be registered under the Securities Act of 1933, as amended, for public sale by the holders thereof, shares of common stock subject to such Incentive Stock Options upon such terms and subject to such conditions as the Committee may determine to be appropriate.

      (g) In the discretion of the Committee, a single option agreement may include both Incentive Stock Options and Non-incentive Stock Options, provided that each type of option is identified within the option agreement, or those options may be included in separate option agreements.

      (h) For all purposes under the Plan, fair market value of the common stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (1) if the common stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the common stock as quoted in the NYSE-Composite Transactions listing for such date, (2) if the common stock is not listed on such exchange, the highest and lowest sales prices per share of common stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the common stock is listed, or (3) if the common stock is not listed on any such exchange, the highest and lowest sales prices per share of common stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use




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            ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of common stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the common stock shall be the mean between the bona fide bid and asked prices per share of common stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 6(h). If the fair market value of the common stock cannot be determined on the basis previously set forth in this Section 6(h) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the common stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

SECTION 7. Terms of Nonincentive Stock Options. Each Nonincentive Stock Option granted under this Plan shall be evidenced by a Nonincentive Stock Option agreement which shall be executed by the Company and by the person to whom such Nonincentive Stock Option is granted, and shall be subject to the following terms and conditions:

      (a) The price at which shares of common stock covered by each Nonincentive Stock Option may be purchased pursuant thereto shall be an amount not less than one hundred percent (100%) of the fair market value of such shares.

      (b) Each Nonincentive Stock Option agreement shall provide that such Nonincentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such agreement, within a period up to and including ten years after the date on which the Nonincentive Stock Option is granted.

      (c) Each Nonincentive Stock Option granted under this Plan shall by its terms be non-transferable by the Grantee except by will or by the laws of descent and distribution, and each Nonincentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

      (d) The Nonincentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, in its sole discretion, including without limitation the terms, provisions and conditions set forth in Section 6(f) with respect to Incentive Stock Option agreements.

SECTION 8. Limit on Option Amount. Notwithstanding any provision contained herein or in any Option agreement, the aggregate fair market value (determined under Section 6(h) as of the time such Incentive Stock Options are granted) of the shares of common stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all




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stock option plans of the employee's employer corporation and its parent and subsidiary corporation within the meaning of Section 424 of the Code) shall not exceed $100,000. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any option agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonincentive Stock Options. The limit in this paragraph shall not apply to options that are designated as Nonincentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such options, which may be first exercisable in any year.

SECTION 9. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of common stock payable in shares of common stock, the number of shares of common stock then subject to any option granted hereunder, the number of shares reserved for issuance pursuant to this Plan but not yet covered by an option, and the number of shares which may be awarded under the Plan to any one individual during any calendar year shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of common stock subject to any such option and for each share of common stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of common stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding option which the Board, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 9, in the number or kind of outstanding shares of common stock or of any stock or other securities into which such shares of common stock shall have been changed or for which they shall have been exchanged, then, if the Board shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Plan and of each option agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to options is required by the Code or regulations issued pursuant thereto to be approved by the shareholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made without the approval of the shareholders. In the case of any such substitution or adjustment as provided for in this Section 9, the option price in each option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share





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shall have been adjusted pursuant to this Section 9. No adjustment or substitution provided for in this Section 9 shall require the Company, in any option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each option agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Incentive Stock Option within the meaning of Section 424 of the Code, the Board shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Board, in its sole discretion, shall deem equitable.

SECTION 10. Amendments. This Plan may be terminated or amended from time to time by vote of the Board; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding option without the consent of the Grantee thereof and no amendment which shall (a) change the total number of shares which may be issued and sold pursuant to options granted under this Plan, or (b) change the designation of employees eligible to receive Incentive Stock Options or the class of employees or other persons eligible to receive options, or (c) reprice previously granted options, or (d) materially modify the Plan in other ways, shall be effective without the approval of the shareholders. Notwithstanding the foregoing, the Plan may be amended by the Committee to incorporate any amendments made to the Code which the Committee deems to be necessary or desirable to (a) preserve incentive stock option status for outstanding Incentive Stock Options and to preserve the ability to issue Incentive Stock Options pursuant to this Plan, or (b) permit stock options under the Plan to qualify for exemption from Section 16(b) of the 1934 Act.

SECTION 11. Effective Date and Termination. The effective date and date of adoption of this Plan shall be February 10, 1999, the date of adoption of the amended and restated Plan by the Board, provided that such adoption of the Plan by the Board is approved by shareholders in compliance with Nevada law at a duly held meeting of the shareholders held on or prior to February 10, 2000, at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting. No option granted under the Plan may be exercised until after and is contingent upon such approval. Except to the extent necessary to govern outstanding options, this Plan shall terminate on, and no additional options shall be granted after, ten years from the date that the Plan is adopted, or ten years from the date the Plan is approved by the shareholders, whichever is earlier.






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